NATIONAL HOLDINGS CORPORATION

News Release	Contacts:	Robert H. Daskal
Chief Financial Officer
312-751-8833

Beverly Jedynak
Martin E. Janis & Co.
312-943-1100

NATIONAL HOLDINGS CORPORATION
COMPLETES $3.0 MILLION PRIVATE PLACEMENT

New York, New York, April 2, 2008 - National Holdings Corporation, a financial services company operating through its wholly owned subsidiaries (OTCBB: NHLD.OB), announced today that it has successfully completed a $3.0 million private placement consisting of a Convertible Note and a Warrant.

“This is a very opportunistic time for National. Current market conditions have created unique situations to acquire brokers, brokerage revenues and assets. This capital should further enable us to continue the trend as one of the fastest growing independent contractor firms in the U.S.” stated Mark Goldwasser, Chairman, President and Chief Executive Officer.

The investor is St. Cloud Capital Partners II, L.P., a Los Angeles, California based private mezzanine investment fund formed in May 2007 that invests in debt and equity securities of lower middle market companies (“St. Cloud”). Marshall S. Geller, the Co-Founder and Senior Managing Partner of St. Cloud, is a member of National Holdings’ board of directors.

National Holdings Corporation is a holding company for National Securities Corporation, National Insurance Corporation, National Holdings Mortgage Corporation, National Group Benefits Corporation and National Securities Futures Corporation. National Securities conducts a full service national brokerage and investment banking business. National Insurance provides a full array of fixed insurance products to its clients. The Company’s other subsidiaries are currently inactive.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company’s current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in the Company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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